EXHIBIT 99.1


Contact: Susan B. Railey                    FOR IMMEDIATE RELEASE
         Sharon Bramell
         (301) 231-0351

                    AIM 88 REPORTS THIRD QUARTER NET EARNINGS
                              OF 28 CENTS PER UNIT
              -----------------------------------------------------

     ROCKVILLE, MD, November 7, 2003 -- (AMEX/AIK) -- American Insured Mortgage Investors L.P.-Series 88 (AIM 88), a liquidating partnership that holds investments in federally insured multifamily mortgages, reported net earnings for the quarter ended September 30, 2003 of approximately $2.6 million (28 cents per unit). This compares with net earnings of approximately $797,000 (nine cents per unit) for the quarter ended September 30, 2002. Net earnings for the nine months ended September 30, 2003 were approximately $3.9 million (42 cents per unit) as compared to approximately $2.4 million (26 cents per unit) for the same period last year. The increase in net earnings for the three and nine months ended September 30, 2003, as compared to the corresponding periods in 2002, was primarily due to an increase in gains on mortgage dispositions, partially offset by a decrease in mortgage investment income.

     Net gains on mortgage dispositions increased for the three and nine months ended September 30, 2003, as compared to the corresponding periods in 2002. During the three months ended September 30, 2003, AIM 88 recognized a gain of approximately $2.4 million from the prepayment of two mortgages compared to a gain of approximately $41,000 from one mortgage prepayment during the same period in 2002. During the first nine months of 2003, the Partnership recognized net gains of approximately $2.6 million from the prepayment of five mortgages and the sale of a GNMA Security. During the first nine months of 2002, the Partnership recognized gains of approximately $123,000 from the prepayment of three mortgages.

     Mortgage investment income decreased for the three and nine months ended September 30, 2003, as compared to the corresponding periods in 2002, primarily due to a reduction in the mortgage base. The mortgage base decreased as a result of seven mortgage dispositions with an aggregate principal balance of approximately $27.1 million, representing an approximate 68% decrease in the aggregate principal balance of the total mortgage portfolio since September 2002. AIM 88 experienced a high rate of prepayments during the nine months ended September 30, 2003 corresponding to a period of low interest rates.

     As of September 30, 2003, AIM 88 had invested in six fully federally insured mortgages with an aggregate amortized cost of approximately $12.5 million, an aggregate face value of approximately $12.4 million, and an aggregate fair value of approximately $12.6 million. As of November 1, 2003, all of the mortgages are current with respect to the payment of principal and interest.


     As AIM 88 liquidates its mortgage investments and investors receive distributions of return of capital and taxable gains, investors should expect a reduction in earnings and distributions due to the decreasing mortgage base. Early prepayment of some or all the mortgages, or a sale of some or all of the mortgages by the Partnership, may effect an early termination and dissolution of AIM 88 before the stated termination date of December 31, 2021. Upon the termination and dissolution of the Partnership, distributions to unitholders will be made in accordance with the terms of its Partnership Agreement, as amended, which is not based on GAAP. As a result, it is likely that the amounts that unitholders receive upon termination and dissolution of AIM 88 will be substantially lower than the amounts reflected in the limited partners' equity account in the Partnership's GAAP financial statements.

                                 -tables follow-

              AMERICAN INSURED MORTGAGE INVESTORS L.P. - SERIES 88

                              STATEMENTS OF INCOME
                                   (Unaudited)

                                                          For the three months ended        For the nine months ended
                                                                September 30,                     September 30,
                                                          ---------------------------       ---------------------------
                                                             2003             2002              2003             2002
                                                          -----------      ----------       -----------     -----------
Income:
  Mortgage investment income                              $   238,704      $  881,935       $ 1,546,097     $ 2,701,900
  Interest and other income                                    36,560           7,113            58,274          22,738
                                                          -----------      ----------       -----------     -----------
                                                              275,264         889,048         1,604,371       2,724,638
                                                          -----------      ----------       -----------     -----------
Expenses:
  Asset management fee to related parties                      46,505         121,473           234,331         367,266
  General and administrative                                   36,741          11,613           112,442          93,214
                                                          -----------      ----------       -----------     -----------
                                                               83,246         133,086           346,773         460,480
                                                          -----------      ----------       -----------     -----------
Net earnings before net gains on mortgage dispositions        192,018         755,962         1,257,598       2,264,158

Net gains on mortgage dispositions                          2,385,586          40,824         2,646,649         123,342
                                                          -----------      ----------       -----------     -----------

Net earnings                                              $ 2,577,604      $  796,786       $ 3,904,247     $ 2,387,500
                                                          ===========      ==========       ===========     ===========
Net earnings allocated to:
  Limited partners - 95.1%                                $ 2,451,301      $  757,743       $ 3,712,939     $ 2,270,513
  General Partner -   4.9%                                    126,303          39,043           191,308         116,987
                                                          -----------      ----------       -----------     -----------
                                                          $ 2,577,604      $  796,786       $ 3,904,247     $ 2,387,500
                                                          ===========      ==========       ===========     ===========

Limited partnership units outstanding - basic               8,802,091       8,802,091         8,802,091       8,802,091
                                                          ===========      ==========       ===========     ===========
Net earnings per unit of limited
  partnership interest - basic                            $      0.28      $     0.09       $      0.42     $      0.26
                                                          ===========      ==========       ===========     ===========


Balance Sheet Data:                                                                  September 30,         December 31,
-------------------                                                                      2003                 2002
                                                                                     --------------     ----------------

Investment in insured mortgages                                                      $ 12,616,715        $35,020,840
Total assets                                                                           28,344,633         42,383,397